Exhibit 99.1

Neonode Announces Pricing of Public Offering of Common Stock

SANTA CLARA, California, September 11, 2013 – Neonode Inc. (NEON) today announced the pricing of an underwritten public offering of 2,490,612 shares of Neonode common stock, of which 1,168,939 shares are being offered by Neonode and an aggregate of 1,321,673 shares are being offered by selling stockholders affiliated with Neonode, at a price to the public of $6.60 per share.  The selling stockholders are Neonode’s executive chairman Per Bystedt, chief executive officer and director Thomas Eriksson, director Mats Dahlin, director John Reardon, and chief financial officer David Brunton.  The selling stockholders have granted the underwriter a 30-day option to purchase up to an aggregate of 373,592 additional shares of common stock to cover overallotments, if any. The offering is expected to close on or about September 16, 2013, subject to the satisfaction of customary closing conditions.

Gross proceeds to the company from the offering are expected to be $7,715,000.00. The company anticipates using its net proceeds from the offering primarily for general corporate purposes, including capital expenditures and working capital. The company will not receive any proceeds from the sale of any shares by the selling stockholders.

Craig-Hallum Capital Group is acting as the sole book-running manager for the offering.  GP Bullhound Ltd. is acting as a financial advisor to the Company in connection with the offering.

The securities described above are being offered pursuant to an effective shelf registration statement previously filed by Neonode with the Securities and Exchange Commission (the “SEC”).  The securities may be offered only by means of a prospectus.  The prospectus and a  prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov  and may also be obtained from Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, telephone 612-334-6342, email: jack.mccarthy@craig-hallum.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Neonode

Neonode Inc. (Nasdaq: NEON) develops and licenses Multisensing touch technologies, including features such as low latency pen or brush sensing, high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring.  Neonode’s patented Multisensing technology is developed for a wide range of devices such as mobile phones, tablets and e-readers, toys and gaming consoles, printers, household appliances, wearable goods and advanced automotive infotainment systems.  Neonode, the Neonode logo, and Multisensing are trademarks of Neonode Inc. registered in the United States and other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.  These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Contact

Investor Relations Neonode:
Daniel Gelbtuch
P:  +1 917.509.9582
Email: daniel.gelbtuch@neonode.com